UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 7, 2010

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 CONSTITUTION DRIVE MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On December 7, 2010, Geron Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Lazard Capital Markets LLC as representatives of the several underwriters (collectively, the “Underwriters”), relating to an underwritten public offering, issuance and sale of 17,391,305 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $5.00 per share. The estimated gross public offering proceeds will be approximately $87.0 million. The Company expects the net proceeds from the sale of the Shares to be approximately $81.2 million, after deducting underwriting discounts and commissions and estimated offering expenses, assuming no exercise by the Underwriters of their 30-day over-allotment option, which the Company granted to the Underwriters under the terms of the Underwriting Agreement, for the purchase of up to an additional 2,608,695 shares of Common Stock to cover over-allotments, if any. The offering is expected to close on or about December 10, 2010, subject to customary closing conditions contained in the Underwriting Agreement.  J.P. Morgan Securities LLC and Lazard Capital Markets LLC are acting as joint book-running managers for the offering. Rodman & Renshaw, LLC, Roth Capital Partners, LLC and WBB Securities, LLC are acting as co-managers of the offering.

The Company intends to use the net proceeds from this offering for research and development, including clinical trials for its product candidates, clinical development of product candidates it has in-licensed and for general corporate purposes.

The offering is being made pursuant to the Company’s shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on July 9, 2009, which became effective on July 22, 2009 (Registration Statement No. 333-160498) and a preliminary and final prospectus supplement thereunder.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. A copy of the Underwriting Agreement is attached as Exhibit 1.1 and is incorporated herein by reference, and the foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Latham & Watkins LLP relating to the validity of the issuance and sale of the Common Stock in the offering is attached as Exhibit 5.1 hereto.

Item 8.01     Other Events.

On December 7, 2010, the Company issued a press release announcing the pricing of the underwritten public offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to the Company’s issuance of securities, the amount of proceeds from the offering and the closing of the offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with the Underwriters fulfilling their obligations to purchase the securities and the Company’s ability to satisfy its conditions to close the offering. Risk factors that may cause actual results to differ are discussed in the Company’s Securities and Exchange Commission filings. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

1.1 Underwriting agreement, dated December 7, 2010.
5.1 Opinion of Latham & Watkins LLP.
23.1 Consent of Latham & Watkins LLP (included in Exhibit 5.1).
99.1 Press release of Geron Corporation, dated December 7, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:	December 7, 2010	By:	/s/ Olivia K. Bloom
Olivia K. Bloom
Controller, Vice President Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 7, 2010

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press release of Geron Corporation, dated December 7, 2010